EXHIBIT 99.1

Ziyang Ceramics Signs Ten New OEM Distribution Agreements in the Second Quarter of 2012 Collectively Requiring Minimum Sales of $1.3 Million per Month

Zhucheng, China--(6/25/2012) – Ziyang Ceramics Corporation (OTC BB: ZYCI), a leading manufacturer of high quality interior porcelain tiles in China, announced today that the Company has signed 10 new distribution agreements with distributors in Shandong and Jiangsu provinces of China thus far in the second quarter of 2012.  The new distribution agreements collectively call for minimum sales orders of approximately $1.3 million per month.

Under the terms of the agreements, Ziyang will provide its full line of floor and interior wall tiles to the distributors on a private label basis.  The distributors will market the tiles under their own proprietary brand names. Ziyang will provide warehousing and will receive full payment for each order prior to its release from the warehouse. Ziyang received a total of approximately $160,000 from the ten distributors as a refundable cash deposit provided they meet certain minimum sales targets.

Commenting on the new distribution agreements, Mr. Lingbo Chi, CEO of Ziyang Ceramics, stated, “We are excited to continue to expand our distribution network.  Our sales team has been aggressively working to add quality business partners as we increase our product offerings.  By bringing on additional private label relationships we expect to continue to gain market share in the provinces we service to help further fuel our revenue growth in the second half of 2012 and beyond.  We remain committed to our goal of becoming the leading manufacturer of porcelain tiles in Eastern and Central China as we look to maximize the financial performance of our company for the benefit of our stockholders.”

About Ziyang Ceramics Corporation

Ziyang Ceramics Corporation, headquartered in Zhucheng city of Shandong Province in China, manufactures porcelain tiles used for interior residential and commercial applications and sells through a distribution network of more than 150 distributors across 10 provinces, concentrating on major second and third tier cities located primarily in Eastern and Central China.   For more information about Ziyang Ceramics Corporation, please visit:

www.ziyangcorp.com.

Safe Harbor Statement

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Ziyang Ceramics Corporation is hereby providing cautionary statements identifying important factors that could cause it’s actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations regarding the ability of our new distributors to meet minimum sales requirements, the expansion of our sales and distribution network and our expectations regarding new product development, market share and our position within the tile industry in China.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2011.

Contact:
Ziyang Ceramics Corporation
U.S. Representative
Pearl Group Advisors
Dore Perler
Tel:(954) 232-5363
Email:Dore@PearlGroupAdvisors.com